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                                                                  EXHIBIT 10.512

                                     [DATE]

[NAME]
[STREET ADDRESS]
[CITY, STATE, ZIP]

Dear [FIRST NAME]:

         This letter agreement (the "Agreement") sets forth the terms and conditions of your employment with Cygnus, Inc. (the "Company"). All of such terms are conditioned on your having signed and delivered a copy of this Agreement to the Company. This Agreement has an effective date of ________________ (the "Effective Date").

         In consideration of the mutual covenants and promises made in this Agreement, you and the Company agree as follows:

1. POSITION, RESPONSIBILITIES AND TERM.

         (a) POSITION AND RESPONSIBILITIES. As of the Effective Date, you will continue to serve in the position of [JOB TITLE], with the Company with appropriate responsibilities for such role. As [JOB TITLE], you shall report directly to [NAME OF SUPERIOR OFFICER]. You will be responsible for [INSERT JOB FUNCTION].

         (b) AT-WILL RELATIONSHIP. Subject to the terms and conditions of this Agreement, your employment at the Company is "at will" and you or the Company are free to terminate the employment relationship at any time, with or without Cause (as defined below) in each case subject to the terms and provisions of
Section 6.

         (c) TERMINATION OF AGREEMENT. This Agreement may be terminated by either you or the Company upon providing written notice to the other party. The termination date of the Agreement shall be the date that is one (1) year after such notice was provided. Additionally, this Agreement will immediately terminate upon the occurrence of any of the following Company transactions unless otherwise provided under the applicable terms of such transactions:

                    (i) The sale, transfer or other disposition of all or substantially all of the Company's assets;

                    (ii) A "Change in Control" (as that term is defined under the Company's 1999 Stock Incentive Plan) of the Company;

                    (iii) A merger or consolidation of the Company with or into another entity or any other corporate reorganization; or

                    (iv) A complete liquidation of the Company.

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2. SALARY. You will earn a base salary of $[DOLLAR AMOUNT] per year ("Base
Salary"), which shall cover all hours worked, payable in the time and manner that salary is paid by the Company to employees generally, and subject to customary tax deductions. Your Base Salary will be reviewed annually and any adjustments will be within the discretion of the Company consistent with the Company's policies and based on your performance and/or contributions to the Company.

3. BONUS. You will be eligible to participate in the Company's Incentive Bonus Plan and any other Company bonus plans if and when they are implemented by the Company.

4. EQUITY. You will be eligible to participate in the Company's 1999 Stock Incentive Plan (the "Plan") and any other equity incentive plans if and when they are implemented by the Company.

5. BENEFITS AND REIMBURSEMENTS.

         (a) BENEFITS. During your employment with the Company, you will be eligible to participate in all Company employee benefit plans and programs at the time or thereafter made available to all of the Company's salaried employees.

         (b) BUSINESS EXPENSE REIMBURSEMENT. During your employment as [JOB TITLE], you will be reimbursed for all reasonable and approved business expenses (including, but without limitation, travel expenses) upon the properly completed submission of requisite forms and receipts to the Company in accordance with its business expense reimbursement and travel policies. Such reimbursements shall be in compliance with applicable rules and regulations promulgated by the Internal Revenue Service.

6. CONSEQUENCES OF TERMINATION OF EMPLOYMENT.

         (a) FOR CAUSE. For purposes of this Agreement, you may be terminated for "Cause" as a result of the occurrence of one of the following:

                  (i) Your willful misconduct or gross negligence which could reasonably be expected to have a material adverse effect on the business and affairs of the Company or any of its affiliates;

                  (ii) Your willful disregard of lawful instructions from the Chief Executive Officer or the Board of Directors (the "Board") relating to the business of the Company or any of its affiliates; or

                  (iii) The commission by you of a crime, an act involving moral turpitude or an act constituting common law fraud, or a felony or criminal act against the Company, or any stockholder, subsidiary or affiliate thereof or any of the assets of any of them.

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         For these purposes, no act or failure to act shall be considered
"willful" unless it is done, or omitted to be done, in bad faith without reasonable belief that the action or omission was in the best interest of the Company.

         In the event your employment is terminated for Cause you will be entitled to any accrued and unpaid salary due you pursuant to Section 2 above through the date of termination and to any earned, unused vacation owed you. Any accrued payroll deductions made by you under the Company's Amended 1991 Stock Purchase Plan will also be paid to you (without interest). You will be entitled to no other compensation from the Company.

         (b) WITHOUT CAUSE OR CONSTRUCTIVE TERMINATION. The Company may terminate your employment without Cause or you may be "Constructively Terminated." For purposes of this Agreement, you will have been "Constructively Terminated" if you resign from the Company within thirty (30) days after the date that any one of the following events have occurred without your advance written consent:

                  (x) You have incurred a material reduction in your job status, responsibilities, duties or authority; or

                  (y)      Your Base Salary has been reduced by more than 10%.

If your employment with the Company is terminated without Cause or you are Constructively Terminated, then you will be entitled to the following:

                  (i) SEVERANCE. Your then-Base Salary and most recent annual bonus paid under Section 3 above (whether paid in cash, stock or a combination thereof) will be paid using the Company's regular pay periods, over a twelve (12) month period following your termination of employment. These payments shall be reduced (but not to less than zero) by any other compensation you receive in connection with new full or part time employment or from any consulting arrangements. Such other compensation shall include, but shall not be limited to, salary, signing bonuses, stock awards, relocation payments, allowances, consulting fees, or Form W-2 reported income from an entity other than the Company. You will also be paid for any earned, unused vacation owed you at the time of termination of employment. Any accrued payroll deductions made by you under the Company's Amended 1991 Stock Purchase Plan will also be paid to you (without interest).

                  (ii) BENEFITS. You will also receive one (1) year of health benefits, if you are currently enrolled in the Company's health benefit plans. Such benefits shall cease in the event you are offered comparable benefits coverage by another employer. Disability and life insurance coverage shall not be included in any such benefits provided under this section.

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                  (iii) EQUITY. 25% of your then-unvested stock options and
                  restricted stock, if any, shall become immediately vested. You will have twelve (12) months after your date of termination of employment to exercise your vested stock options (subject to the option's expiration date as provided in the applicable option agreement).

                  (iv) OUTPLACEMENT SERVICES. You shall receive up to six (6) months of outplacement services at the offices of an outplacement service provider selected by the Company. Such services shall include access to an office, telephone (but not a car phone or mobile phone), e-mail and voice mail. Such services shall cease upon your acceptance of full or part time employment or upon you rendering consulting services on a regular basis.

         (c) VOLUNTARY TERMINATION, DEATH OR DISABILITY. In the event you terminate your employment with the Company of your own volition or as a result of death or disability (as defined in the Company's long-term disability plan), such termination will have the same consequences as a termination for Cause under Section 6(a) above.

         (d) RELEASE OF CLAIMS. As a condition to the receipt of the payments described in this Section 6 and any other post-termination benefits, you shall be required to execute a release of all claims arising out of your employment or the termination thereof including, but not limited to, any claim of discrimination under state or federal law.

         (e) CONFIDENTIAL INFORMATION AND NON-COMPETITION OBLIGATIONS. In view of your position and access to confidential information, and as a condition to the receipt of any benefits or payments described in this Section 6, you shall not, during your employment and for one (1) year following your termination of employment, without the Company's written consent, directly or indirectly, alone or as a partner, joint venturer, officer, director, employee, consultant, agent or stockholder (other than a less than five percent (5%) stockholder of a publicly traded company) (i) engage in any activity which is in competition with the business, the products or services of the Company, (ii) solicit any of the Company's employees, consultants or customers, (iii) hire any of the Company's employees or consultants in an unlawful manner or actively encourage employees or consultants to leave the Company, or (iv) otherwise breach your confidential information obligations (the duration for such confidential information obligations is indefinite). Companies that are competitors of the Company include, but shall not be limited to, Lifescan, MiniMed, Abbott, Amira, TheraSense, Roche, Novo Nordisk, Disetronic, and the affiliates and successors in interest of these companies, and any other entity engaged in the glucose monitoring business.

         For purposes of this Section 6(e), the term "Company" shall include the Company's parents, subsidiaries or affiliates.

         If any restriction set forth in this non-competition section is found by a court to be unreasonable, then you agree, and hereby submit, to the reduction and limitation of such

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prohibition to such area or period as shall be deemed reasonable. You acknowledge that the services that you will provide to the Company under this Agreement are unique and that irreparable harm will be suffered by the Company in the event of the breach by you of any of your obligations under this Agreement and that the Company will be entitled, in addition to its other rights, to enforce by an injunction or decree of specific performance the obligations set forth in this Agreement.

         (f) OTHER CONDITIONS. The following conditions must also all be satisfied in order for you to receive (or continue to receive) any of the payments and benefits provided by this Section 6:

                  (i) Upon the date of your termination of employment, you shall execute the Company's Proprietary Information Agreement Termination Certification (or its successor agreement);

                  (ii) Upon the date of your termination of employment, you shall return to the Company all Company property including, but not limited to, computers, cell phones, pagers, keys, laboratory notebooks, business cards, intellectual property;

                  (iii) You will fully pay off any outstanding advances, loans or debts owed to the Company no later than their applicable due date or your date of termination of employment (if no other due date has been previously established);

                  (iv) You will submit any outstanding expense reports to the Company within thirty (30) days after the date of your termination of employment;

                  (v) You do not at any time during and subsequent to your period of employment with the Company make any disparaging statements (oral or written) about the Company, or any of their affiliated entities, officers, directors, employees, stockholders, representatives or agents, or any of the Company's products or work-in-progress, in any manner that might be harmful to their businesses, business reputations or personal reputations;

                  (vi) Upon your termination of employment, you will no longer represent that you are an employee of the Company and you will immediately discontinue using your Company mailing address, telephone, facsimile machines, voice mail and e-mail;

                  (vii) You timely make to the Company any required co-payments needed for the initiation and continuation of post-termination benefits provided to you under this Section 6;

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                  (viii) You do not at any time during and subsequent to your period of employment with the Company communicate or disclose to any unauthorized person, without the written consent of the Company, the existence, terms or conditions of this Agreement.

                  (ix) You will disclose to the Company within three (3) business days after the date that you have agreed to accept new full or part time employment or agreed to provide consulting services to another entity or venture. If you do not timely make this disclosure, then the payments and benefits provided under this Section 6 shall immediately cease in their entirety.

         (g) OFFSET. Any severance or other payments or benefits made to you under this Agreement may be reduced, in the Company's discretion, by any amounts you owe to the Company or as will be needed to satisfy any future co-payments you would need to make for continuing post-termination benefits.

7. ASSIGNABILITY; BINDING NATURE. Commencing on the Effective Date, this Agreement will be binding upon you and the Company and your respective successors, heirs, and assigns. This Agreement may not be assigned by you except that your rights to compensation and benefits hereunder, subject to the limitations of this Agreement, may be transferred by will or operation of law. No rights or obligations of the Company under this Agreement may be assigned or transferred except by operation of law in the event of a merger or consolidation in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and provided that the assignee or transferee assumes the Company's obligations under this Agreement contractually or as a matter of law.

8. GOVERNING LAW; ARBITRATION. This Agreement will be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of California. Any controversy or claim relating to this Agreement any breach thereof, and any claims you may have against the Company or any officer, director or employee of the Company or arising from or relating to your employment with the Company, will be settled solely and finally by arbitration in Redwood City, California in accordance with the rules of the American Arbitration Association ("AAA") then in effect in the State of California, and judgment upon such award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof, provided that this Section 8 shall not be construed to eliminate or reduce any right you or the Company may otherwise have to obtain a temporary restraining order or a preliminary or permanent injunction to enforce the Confidential Information obligations before the matter can be heard in arbitration. The arbitrator may provide that the cost of the arbitration (including reasonable legal fees) incurred by you or the Company will be borne by the non-prevailing party.

9. WITHHOLDING. Anything to the contrary notwithstanding, all payments made by the Company hereunder to you or your estate or beneficiaries will be subject to tax withholding pursuant to any applicable laws or regulations. In lieu of withholding, the Company may, in its

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sole discretion, accept other provisions for payment of taxes as required by law, provided it is satisfied that all requirements of law affecting its responsibilities to withhold such taxes have been satisfied.

10. ENTIRE AGREEMENT. Except as otherwise specifically provided in this Agreement, this Agreement contains all the legally binding understandings and agreements between you and the Company pertaining to the subject matter of this Agreement and supersedes all such agreements including, but not limited to, any employment or severance agreements, whether oral or in writing, previously entered into between the parties. You also specifically consent to the immediate termination of any such agreements and waive any and all provisions contained in such agreements that may have provided for notice periods with respect to the termination of such agreements or for the continuation of such agreements beyond their date of termination including the employment agreement between the Company and yourself dated [DATE 1], and the additional benefits provided to you hereunder constitute adequate consideration for your waiver of such rights.

11. MISCELLANEOUS. No provision of this Agreement may be amended or waived unless such amendment or waiver is agreed to by you and the Company in writing. No waiver by you or the Company of the breach of any condition or provision of this Agreement will be deemed a waiver of a similar or dissimilar provision or condition at the same or any prior or subsequent time. In the event any portion of this Agreement is determined to be invalid or unenforceable for any reason, the remaining portions shall be unaffected thereby and will remain in full force and effect to the fullest extent permitted by law.

12. INTELLECTUAL PROPERTY.

         (a) GENERAL. Any and all intellectual property (including but not limited to inventions, trademarks, trade secrets, copyrights, software or literary creations) made, developed or created by you during the term of this Agreement using Company time or Company equipment, supplies, facilities, resources, or trade secret information or which reasonably relate to the business of the Company or which reasonably relate to any business conducted by the Company during the term of your employment by the Company (each, "Intellectual Property"), whether at the request or suggestion of the Company or otherwise, whether alone or in conjunction with others, and whether during regular working hours of work or otherwise, shall be promptly and fully disclosed by you to the Company and shall be the Company's exclusive property as against you, and you shall promptly deliver to the Company all papers, drawings, models, data and other material relating to any Intellectual Property made, developed or created by you as aforesaid. In addition, you covenant and agree to disclose to the Company any Intellectual Property developed or created by you during the term of this Agreement, whether or not such Intellectual Property relates to the business being conducted by the Company at the time of development or creation of such Intellectual Property.

         (b) WORKS FOR HIRE. You hereby expressly acknowledge and agree that any copyrights developed or created by you during the term of this Agreement which reasonably relates to the business of the Company or which reasonably relates to the business conducted

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by the Company during your employment by the Company shall be considered
"works made for hire" within the meaning of the Copyright Act of 1976, as amended (17 U.S.C. Section 101). Each such copyright as well as all copies of such copyrights in whatever medium fixed or embodied, shall be owned exclusively by the Company as of the date of creation.

         (c) COOPERATION. You shall, upon the Company's request and without any payment therefor, execute all documents necessary or advisable in the opinion of the Company's counsel to register or protect the Company's Intellectual Property or to vest in the Company full and exclusive title to such Intellectual Property, the expense of registering or protecting the Intellectual Property to be borne by the Company. In addition, you agree not to file any documents adverse to the Company's ownership of such Intellectual Property.

         (d) DISCLOSURE. This Agreement does not apply to Intellectual Property that qualifies fully as a nonassignable invention under the provisions of California law. You hereby covenant and agree to disclose promptly in writing to the Company all Intellectual Property made or conceived by you during the term of your employment and for one (1) year thereafter, whether or not you believe that such Intellectual Property is subject to this Agreement, to permit a determination by the Company as to whether such Intellectual Property should be the property of the Company. Any such information will be received in confidence by the Company.

         If the terms of this Agreement are acceptable to you, please execute the enclosed copy of this letter and return it to me.

                                Very truly yours,

                                CYGNUS, INC.



                                By:
                                   ---------------------------------------------
                                   John C Hodgman
                                   Chairman, Chief Executive Officer & President

AGREED TO AND ACCEPTED BY:





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